Effective as of
                                                                July 20, 2007



                                     BYLAWS

                                       OF

                            VANGUARD MONTGOMERY FUNDS



                                   ARTICLE I

                             Fiscal Year and Offices

        Section 1.  Fiscal Year.  Unless  otherwise  provided by resolution of
        ----------  -----------
the Board of Trustees, the fiscal year of the Trust shall begin on the 1st day of April and end on the 31st day of March.

        Section 2.  Delaware  Office.  The Board of Trustees  shall  establish
        ----------  ----------------
a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware, an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

        Section 3.  Other Offices.  The Board of Trustees may at any time
        ----------  -------------
establish branch or subordinate offices at any place or places where the Trust intends to do business.


                                   ARTICLE II

                            Meetings of Shareholders

        Section 1.  Place of Meeting.  Meetings of the  Shareholders for the
        ----------  ----------------
election of Trustees shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.

        Section 2.  Annual  Meetings.  An annual meeting of Shareholders  will
        ----------  ----------------
not be held unless the Investment Company Act of 1940, as amended (the "1940 Act"), requires the election of Trustees to be acted upon.

        Section 3.  Special Meetings.  Special meetings of the Shareholders may
        ----------  ----------------
be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of Shares entitled to cast not less than twenty percent of all the votes entitled to be cast at such meeting; provided that:
                                           --------

          (a) Such request shall state the purposes of such meeting and the matters proposed to be acted on.

          (b) The Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this Section 3 notwithstanding, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of consideration removal of a Trustee from office as provided in Section 16(c) of the 1940 Act.

        Section 4.  Notice.  Not less than ten,  nor more than  ninety  days
        ----------  ------
before the date of every annual or special Shareholders meeting, the Secretary shall cause to be mailed to each Shareholder entitled to vote at such meeting at his (her) address (as it appears on the records of the Trust at the time of mailing) written notice stating the time and place of the meeting and, in the case of a special meeting of Shareholders, shall be limited to the purposes stated in the notice. Notice of adjournment of a Shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting.

        Section 5.  Record Date for Meetings.  Subject to the provisions of the
        ----------  ------------------------
Trust's Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), the Board of Trustees may fix in advance a date not more than ninety, nor less than ten days, prior to the date of any annual or special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

        Section 6.  Quorum.  Except  as  otherwise  provided  by  the  1940  Act
        ----------  ------
or in the Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than twenty-five percent of the total combined net asset value of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

        If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 7.  Voting.  Each Shareholder  shall have one vote for each
        ----------  ------
dollar (and a fractional vote for each fractional dollar) of the net asset value of each share (including fractional Shares) held by such Shareholder on the record date set pursuant to Section 5 of this Article II on each matter submitted to a vote at a meeting of Shareholders. For purposes of this Section 7 and Section 6 of this Article II, net asset value shall be determined pursuant to Section 3 of Article VIII of these Bylaws as of the record date for such meeting set pursuant to Section 5 of this Article II. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy.

         At all meetings of the Shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by Shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.


        Section 8.  Inspectors.  At any election of  Trustees,  the Board of
        ----------  ----------
Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

        Section 9.  Stock Ledger and List of Shareholders.  It shall be the duty
        ----------  -------------------------------------
of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

        Section 10. Action Without Meeting.  Any action to be taken by
        ----------- ----------------------
Shareholders may be taken without a meeting if:

          (a) All Shareholders entitled to vote on the matter consent to the action in writing, and

          (b) All Shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and

          (c) the written consents are filed with the records of the meeting of Shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III

                                    Trustees

        Section 1.  General  Powers.  The business of the Trust shall be
        ----------  ---------------
managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these Bylaws conferred upon or reserved to the Shareholders.

        Section 2.  Number and Term of Office.  The number of Trustees which
        ----------  -------------------------
shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than the minimum number permitted by applicable laws, nor more than fifteen. Each Trustee elected shall hold office until the earlier of his death, resignation, or removal and his successor is elected and qualified. Trustees need not be Shareholders.

        Section 3.  Elections.  Provided a quorum is  present,  the  Trustees
        ----------  ---------
shall be elected by the vote of a plurality of the votes present in person or by proxy, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of Section 16(a) of the 1940 Act.

        Section 4.  Place of Meeting.  Meetings of the Board of Trustees,
        ----------  ----------------
regular or special, may be held at any place as the Board may from time to time determine.

        Section 5.  Quorum.  At all meetings of the Board of  Trustees,  one-
        ----------  ------
third of the entire Board of Trustees shall constitute a quorum for the transaction of business; provided that in no case may a quorum be less than two persons. The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act, these Bylaws or the Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

        Section 6.  Regular  Meetings.  Regular meetings of the Board of
        ----------  -----------------
Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees; provided that notice of any change in the time or place of such meetings shall be sent promptly to each Trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

        Section 7.  Special  Meetings.  Special meetings of the Board of
        ----------  -----------------
Trustees may be called by the Chairman or President on one day's notice to each Trustee; special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the written request of two Trustees.

        Section 8.  Telephone  Meeting.  Members of the Board of Trustees or a
        ----------  ------------------
committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

        Section 9.  Informal  Actions.  Any action  required or  permitted  to
        ----------  -----------------
be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 10. Committees.  The Board of Trustees may by resolution  passed
        ----------- ----------
by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

        Section 11. Action of  Committees.  In the absence of an  appropriate
        ----------- ---------------------
resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable; provided that the quorum shall not be less than two Trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees; provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

        Section 12. Compensation.  Any Trustee,  whether or not he is a salaried
        ----------- ------------
officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.


                                   ARTICLE IV

                                     Notices

        Section 1.  Form.  Notices to  Shareholders  and Trustees  shall be
        ----------  ----
delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic, or otherwise. Delivery of notice shall be made using the most current contact information for that Shareholder or Trustee appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

        Section 2.  Waiver.  Whenever any notice of the time,  place or purpose
        ----------  ------
of any meeting of Shareholders, Trustees or a committee is required to be given under the provisions of the Declaration of Trust or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.


                                   ARTICLE V

                                    Officers

        Section 1.  Executive  Officers.  The  officers  of the  Trust  shall be
        ----------  -------------------
chosen by the Board of Trustees and shall include a Chairman, President, a Secretary and a Treasurer. The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Trustees, at its discretion, may also appoint a Trustee as Senior Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Trustees shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both President and Vice President and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these Bylaws to be executed, acknowledged or verified by two or more officers.

        Section 2.  Other  Officers.  The Board of Trustees from time to time
        ----------  ---------------
may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

        Section 3.  Compensation.  The  salaries  or other  compensation  of all
        ----------  ------------
officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 2 of this Article V.

        Section 4.  Tenure.  The  officers of the Trust shall serve at the
        ----------  ------
pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 2 of this Article V may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 2 of this
Article V the power of appointment has been conferred by the Board of Trustees on any other officer.

        Section 5.  President and Chief Executive  Officer.  The President shall
        ----------  --------------------------------------
be the Chief Executive Officer of the Trust, unless the Board of Trustees designates the Chairman as Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also be the Chief Administrative Officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

        Section 6.  Chairman.  The Chairman of the Board shall perform and
        ----------  --------
execute such duties and administrative powers as the Board of Trustees shall from time to time prescribe.

        Section 7.  Senior Chairman of the Board.  The Senior  Chairman of the
        ----------  ----------------------------
Board, if one shall be chosen, shall perform and execute such executive duties and administrative powers as the Board of Trustees shall from time to time prescribe.

        Section 8.  Vice President.  The Vice Presidents,  in order of their
        ----------  --------------
seniority, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Board of Trustees or the Chief Executive Officer may from time to time prescribe.

        Section 9.  Secretary.  The  Secretary  shall attend all  meetings of
        ----------  ---------
the Board of Trustees and all meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the Shareholders and of the Board of Trustees, shall have charge of the records of the Trust and shall perform such other duties as may be prescribed by the Board of Trustees or Chief Executive Officer, under whose supervision he shall be.

        Section 10. Assistant  Secretaries.  The Assistant  Secretaries in order
        ----------- ----------------------
of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

        Section 11. Treasurer.  The Treasurer,  unless another officer has been
        ----------- ---------
so designated, shall be the Chief Financial Officer of the Trust. He shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian [or prime broker (as such term is defined in the Declaration of Trust)] of its duties with respect thereto. He shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

        Section 12. Assistant  Treasurer.  The  Assistant  Treasurer  shall in
        ----------- --------------------
the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.


                                   ARTICLE VI

                          Indemnification and Insurance

        Section 1.  Agents,  Proceedings and Expenses. For the purpose of this
        ----------  ---------------------------------
Article, "agent" means any person who is or was a Trustee or officer of this Trust and any person who, while a Trustee or officer of this Trust, is or was serving at the request of this Trust as a Trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Trust" includes any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.


        Section 2.  Actions  Other Than by Trust.  This Trust shall  indemnify
        ----------  ----------------------------
any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (a) in the case of conduct in his official capacity as an agent of the Trust, that his conduct was in the Trust's best interests and (b) in all other cases, that his conduct was at least not opposed to the Trust's best interests and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order or settlement shall not of itself create a presumption that the person did not meet the requisite standard of conduct set forth in this Section 2. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not meet the requisite standard of conduct set forth in this Section 2.

        Section 3.  Actions by the Trust.  This Trust  shall  indemnify  any
        ----------  --------------------
person who was or is a party or is threatened to be made a party to any proceeding by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.


        Section 4.  Exclusion of  Indemnification.  Notwithstanding  any
        ----------  -----------------------------
provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.

        No indemnification shall be made under Section 2 or 3 of this
Article VI:

          (a) In respect of any proceeding as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

          (b) In respect of any proceeding as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the relevant circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; however, in such case, indemnification with respect to any proceeding by or in the right of the Trust or in which liability shall have been adjudged by reason of the disabling conduct set forth in the preceding paragraph shall be limited to expenses; or

          (c)  Of  amounts  paid  in  settling  or  otherwise   disposing  of  a
               proceeding, with or without court approval, or of expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article VI is obtained.

        Section 5.  Successful  Defense  by Agent.  To the  extent  that an
        ----------  -----------------------------
agent of this Trust has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Sections 2 or 3 of this Article VI before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith; provided that the Board of Trustees, including a
                               --------
majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article VI.

        Section 6.  Required  Approval.  Except as provided in Section 5 of this
        ----------  ------------------
Article VI, any indemnification under this Article VI shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 of this
Article VI and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article VI, by:

          (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act);

          (b)  A written opinion by an independent legal counsel; or

          (c)  The Shareholders;  provided,  however, that Shares held by agents
                                  --------   -------
               who are parties to the proceeding may not be voted on the subject matter under this Sub-Section (c).

        Section 7.  Advance of Expenses.  Expenses  incurred in defending any
        ----------  -------------------
proceeding may be advanced by this Trust before the final disposition of the proceeding if:

          (a) Receipt of a written affirmation by the agent of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and

          (b) A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

Determinations and authorizations of payments under this Section 7 must be made in the manner specified in Section 6 of this Article VI for determining that the indemnification is permissible.

        Section 8.  Other  Contractual  Rights.  Nothing  contained in this
        ----------  --------------------------
Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

        Section 9.  Limitations.  No  indemnification or advance shall be made
        ----------  -----------
under this Article VI, except as provided in Sections 5 or 6 hereof, in any circumstances where it appears:

          (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

        Section 10. Insurance.  Upon and in the  event of a  determination  by
        ----------- ---------
the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent or employee of this Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent's or employee's status as such to the fullest extent permitted by law.

        Section 11. Fiduciaries  of  Employee  Benefit  Plan.  This  Article VI
        ----------- ----------------------------------------
does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article VI. Nothing contained in this Article VI shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article VI.



                                  ARTICLE VII

                          Shares of Beneficial Interest

        Section 1.  Certificates.  A certificate or certificates  representing
        ----------  ------------
and certifying the class and the full, but not fractional, number of Shares of beneficial interest owned by each Shareholder in the Trust shall not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by facsimile signature or otherwise by the Chairman or President or a Vice President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

        Section 2.  Signature.  In case any  officer  who has signed  any
        ----------  ---------
certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

        Section 3.  Recording  and  Transfer  Without  Certificates.  The Trust
        ----------  -----------------------------------------------
shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust's Shares by electronic or other means without the issuance of certificates.

        Section 4.  Lost  Certificates.  The Board of Trustees may direct a new
        ----------  ------------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction and may in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

        Section 5.  Transfer of Shares.  Subject to the  Declaration  of Trust,
        ----------  ------------------
transfers of Shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such Shares, or (ii) as otherwise prescribed by the Board of Trustees. Every certificate exchanged, surrendered for redemption or otherwise returned to the Trust shall be marked "Canceled" with the date of cancellation.

        Section 6.  Registered  Shareholders.  The Trust shall be entitled to
        ----------  ------------------------
recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

        Section 7.  Transfer Agents and Registrars.  The Board of Trustees may,
        ----------  ------------------------------
from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing Shares of beneficial interest thereafter issued shall be countersigned by such transfer agent and shall not be valid unless so countersigned.

        Section 8.  Stock  Ledger.  The Trust  shall  maintain  an  original
        ----------  -------------
stock ledger containing the names and addresses of all Shareholders and the number and class of Shares held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

                                  ARTICLE VIII

                               General Provisions

        Section 1.  Custodianship.  Except as otherwise  provided by  resolution
        ----------  -------------
of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories; provided that such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder and any other applicable laws.

        Section 2.  Execution of Instruments.  All deeds,  documents,
        ----------  ------------------------
transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by any executive officer of the Trust, as identified in Article V, Section 1.

        Section 3.  Net Asset Value.  The net asset value per Share shall be
        ----------  ---------------
determined separately as to each Series and, if applicable, class of the Trust's Shares, by dividing the sum of the total market value of the Series' (or class's) investments and other assets, less any liabilities, by the total outstanding Shares of such Series (or class), subject to the 1940 Act and any other applicable law or rule or regulation currently in effect.

        Section 4.  Declaration  of  Trust.  In the  event  of any  conflict
        ----------  ----------------------
between the terms of these Bylaws and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

        Section 5.  Defined Terms.  Capitalized  terms used in these Bylaws and
        ----------  -------------
not herein defined are used as defined in the Declaration of Trust if defined therein.


                                   ARTICLE IX

                                   Amendments

        The Board of Trustees shall have the power to make, alter and repeal the Bylaws of the Trust.